Exhibit 99.1

Accentia Biopharmaceuticals Announces that FDA Grants Orphan

Drug Status for Revimmune™ Therapy for the Prevention of

Graft-Versus-Host Disease in Bone Marrow Transplant

TAMPA, FL – September 14, 2011 – Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”) and its majority-owned subsidiary, Biovest International, Inc. (OTCQB: BVTI), today jointly announced that the U.S. Food and Drug Administration (FDA) has granted Orphan Drug Designation to Revimmune™, the Company’s proprietary system-of-care based on high-dose administration of Cytoxan® (cyclophosphamide), for the prevention of graft-versus-host disease (GVHD) following bone marrow transplant. GVHD is a life-threatening autoimmune complication that can occur after a stem cell or bone marrow transplant in which the newly transplanted cells trigger an immune attack on the transplant recipient’s body.

With FDA Orphan Drug Status, Accentia gains seven years of market exclusivity for Revimmune for the prevention GVHD following bone marrow transplant upon its approval by the FDA, thereby offering competitive protection from similar drugs of the same class. Orphan Drug Status also provides Accentia with eligibility to receive potential tax credit benefits, potential grant funding for research and development and significantly reduces the requisite filing fees for marketing applications.

U.S. Congressman C.W. “Bill” Young (Florida, 10th District) commented on the milestone, “Bone marrow transplantation offers the gift of life to thousands of men, women and children with otherwise fatal blood disorders, and I support everything we can do to give these patients the best chance at success. Graft-versus-host is a serious complication in many cases, and I am pleased that Accentia Biopharmaceuticals is addressing this very issue and with its new therapy may improve the success rate of many bone marrow transplants. With each and every bone marrow transplant that is made possible through the national registry, we learn something new that helps all future patients achieve a better outcome.” The C.W. Bill Young Department of Defense (DoD) Bone Marrow Donor Program was named for Congressman Young, who initiated and supported the development of the National Marrow Donor Program and the DoD program for unrelated donor marrow transplantation.

Dr. Carlos F. Santos, Ph.D., Accentia’s Chief Scientific Officer, commented, “Two Phase I/II clinical trials conducted by physicians at Johns Hopkins University have provided important data regarding the safety and efficacy of Revimmune for prevention of GVHD following partially matched bone marrow transplants. We consider these outcomes together with data from an additional multi-center study to be highly encouraging. We are now preparing for meetings with regulatory agencies, including the FDA, to discuss the next steps for the regulatory approval of Revimmune for the prevention of GVHD following bone marrow transplantation, in particular those from partially-matched donors.”

The Company holds an exclusive world-wide license to Revimmune from Johns Hopkins University and has a strategic agreement with Baxter Healthcare Corporation covering the commercialization of Cytoxan, the active ingredient of Revimmune, for the treatment of a range of autoimmune diseases including multiple sclerosis and the prevention of graft-versus-host disease following bone marrow transplant.

About the C.W. Bill Young Department of Defense Bone Marrow Donor Program:

The Department of Defense established the C.W. Bill Young Department of Defense Marrow Donor Center in Washington, D.C. to support DoD volunteer marrow donors, and the Center coordinates all the medical and logistic support for DoD personnel who volunteer for the possibility of donating marrow.

About Revimmune™

Accentia holds the worldwide exclusive license to Revimmune for the treatment of autoimmune diseases, such as multiple sclerosis. Developed by Dr. Richard Jones, Dr. Robert Brodsky, and colleagues at Johns Hopkins University School of Medicine, Revimmune uses an already-approved active pharmaceutical (Cytoxan®) in a novel, patent-pending system-of-care capable of “rebooting” a patient’s immune system. Revimmune therapy is believed to act by completely eliminating mature lymphocytes throughout the body while selectively sparing immune stem cells in the bone marrow. Shortly following a course of Revimmune, a natural “rebooting” process takes place as bone marrow stem cells repopulate the immune system with healthy immune cells that no longer possess the traits of autoimmunity.

A strategic agreement with Baxter Healthcare Corporation (NYSE: “BAX”) provides Accentia with the exclusive, worldwide right to purchase Baxter’s cyclophosphamide, which is marketed under the brand name Cytoxan, for the treatment of designated autoimmune diseases including multiple sclerosis.

About Accentia Biopharmaceuticals, Inc.

Headquartered in Tampa, Florida, Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”) is committed to advancing the autoimmune disease therapy, Revimmune™, as a comprehensive system of care and drug regimen designed for the treatment of autoimmune diseases. Revimmune therapy includes an ultra-high-dose regimen of Cytoxan® (cyclophosphamide), exclusively supplied via a strategic agreement with Baxter Healthcare Corporation. Clinical trials for Revimmune are being planned for the treatment of multiple autoimmune indications.

Accentia holds a majority-ownership stake in Biovest International, Inc. (OTCQB: “BVTI”), an emerging leader in the field of active personalized immunotherapies. In collaboration with the National Cancer Institute, Biovest has developed a patient-specific, cancer vaccine, BiovaxID®, with three clinical trials completed, including a Phase III study for the treatment of follicular non-Hodgkin’s lymphoma.

Additionally, Accentia’s wholly-owned subsidiary, Analytica International, Inc. based in New York City, is a global research and strategy consulting firm that provides professional services to the pharmaceutical and biotechnology industries. Since 1997, Analytica has expertly directed research studies and projects, including traditional health economic modeling projects, database studies, structured reviews, heath technology assessments, reimbursement analyses, and value dossiers.

For further information, please visit: http://www.Accentia.net

Special Note: The current Accentia website is under construction and the new website will be launching soon.

Accentia Biopharmaceuticals, Inc. Corporate Contact:

Douglas Calder, Vice President, Strategic Planning & Capital Markets

Phone: (813) 864-2554, ext.258 / Email: dwcalder@accentia.net

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune™, BiovaxID® and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.